Consent of Independent Certified Public Accountants

     We have issued our report dated June 15, 2001 accompanying the financial statements of Van Kampen Focus Portfolios, Municipal Series 333 as of April 30, 2001, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP

Chicago, Illinois
August 27, 2001